THIS FIRST AMENDMENT TO CREDIT AGREEMENT (364 Day), dated as of June 16, 1998 (this "Amendment"), amends the Credit Agreement (364 Day), dated as of June 17, 1997 (the "Credit Agreement"), among SIMPSON INDUSTRIES, INC., a Michigan corporation ("Simpson"), certain subsidiaries of Simpson (together with Simpson, the "Borrowers"), the various financial institutions parties thereto (collectively, the "Lenders") and ABN AMRO BANK N.V, as agent (the "Agent") for the Lenders. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Lenders to extend certain credit facilities to the Borrowers from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1. AMENDMENTS. Effective as of June 16, 1998, the Credit Agreement and the Swing Note shall be amended in accordance with Sections 1.1 through 1.10 below.

     SECTION a.     Stated Maturity Date.  The definition of "Stated Maturity
Date" in Section 1.1 of the Credit Agreement is hereby amended by the deletion of the date "June 16, 1998" and the substitution therefor of the date "June 15, 1999."

     SECTION b.     Swing Line.  Section 2.7 of the Credit Agreement is hereby amended to state in its entirety as follows:

               "SECTION 2.7. Swing Line Commitment. From time to time on any Business Day occurring prior to the Commitment Termination Date, the Swing Lender agrees to make loans to Simpson (each such loan, a "Swing Loan") in an aggregate principal amount when added to the "Swing Loans" under the Companion Agreement not to exceed $15,000,000. All Swing Loans shall be in Dollars. On the terms and subject to the conditions hereof, Simpson may from time to time borrow, prepay and reborrow Swing Loans."

     SECTION c.     Liens.  Section 8.2.2 of the Credit Agreement is hereby
amended to state in its entirety as follows:

               "SECTION 8.2.2. Liens. Simpson will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon any asset, whether now owned or hereafter acquired, except:

               i. Liens existing on the date of this Agreement and identified on Item 8.2.6(a)(iii) ("Ongoing Indebtedness") of the Disclosure Schedule, securing Indebtedness outstanding on the date of this Agreement described in said Item;

               ii. Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               iii. Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

               iv. Liens incurred in the ordinary course of business other than in connection with borrowed money;

               v. judgment Liens in existence less than 15 days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies;

               vi. Liens in connection with Capitalized Lease Liabilities in amounts permitted hereunder;

               vii. Liens on newly acquired assets of, and stock of, special purpose entities; and

               viii. Liens on assets securing Indebtedness incurred in connection with the securitization of receivables in an amount when added to Indebtedness secured by other Liens (other than Liens permitted under Sections 8.2.2(b) and (c)) permitted under this Section 8.2.2 and Indebtedness of Subsidiaries of Simpson shall not exceed 10% of the sum of the total Indebtedness of Simpson and its Subsidiaries and the Net Worth of Simpson and its Subsidiaries."

     SECTION d.     Investments.  Section 8.2.5 of the Credit Agreement is
hereby deleted and intentionally left blank.

     SECTION  e.     Indebtedness.  Section 8.2.6 of the Credit Agreement is
hereby amended to state in its entirety as follows:

          "Section 8.2.6.  Indebtedness.

               i. The Borrowers will not, and will not permit any of their Subsidiaries to, create, incur, assume or suffer to exist or otherwise become or be liable in respect of any Indebtedness at any time outstanding in excess of 3.5 times EBITDA (as of the most recent Fiscal Quarter end.)

               ii. Simpson shall not permit any Indebtedness of any of its Subsidiaries to exist except:

               1)   Indebtedness to Simpson or another Subsidiary; and

               2) Indebtedness in an amount which, when added to the amount of Indebtedness of Simpson subject to Liens (other than Liens described in Sections 8.2.2(b) and (c)), shall not exceed 10% of the sum of the total Indebtedness of Simpson and its Subsidiaries and the Net Worth of Simpson and its Subsidiaries."

     SECTION  f.    Subordinated Debt.  Section 8.2.7 of the Credit Agreement is
hereby amended to state in its entirety as follows:

               "SECTION 8.2.7. Subordinated Debt. The Borrower will not incur, or permit to exist, any Subordinated Debt with respect to which principal payments are required to be made prior to the Stated Maturity Date and will not make any prepayments on any Subordinated Debt."

     SECTION g.     Capital Expenditures.  Section 8.2.8 of the Credit Agreement
is hereby deleted and intentionally left blank.

     SECTION h.     Sale/Leaseback.  Section 8.2.10 of the Credit Agreement is
hereby amended to state in its entirety as follows:

               "SECTION 8.2.10. Sale/Leaseback. The Borrowers will not, and will not permit any of their Subsidiaries to, sell or otherwise transfer any assets with the intent to lease such assets as lessee other than the transfer of Simpson's corporate headquarters and technical center at 47603 Halyard Drive, Plymouth, Michigan 48170."

     SECTION i. Asset Dispositions. Section 8.2.12 of the Credit Agreement is hereby amended to state in its entirety as follows:

               "SECTION 8.2.12 Asset Dispositions, etc. The Borrowers will not, and will not permit any of their Subsidiaries to, sell, transfer, lease, contribute or otherwise convey, or grant options, warrants or other rights with respect to, all or any substantial part of their assets (including accounts receivable and capital stock of Subsidiaries) to any Person, unless

               i. such sale, transfer, lease, contribution or conveyance is in the ordinary course of its business; or

               ii. the net book value of such assets, together with the net book value of all other assets sold, transferred, leased, contributed or conveyed otherwise than in the ordinary course of business by the Borrowers or any of their Subsidiaries pursuant to this clause in any Fiscal Year, does not exceed 10% of the consolidated total assets of Simpson and its Subsidiaries in addition to any transfer in connection with a sale and leaseback permitted pursuant to
               Section 8.2.10."

     SECTION j.     Swing Note.  The Swing Note is hereby amended to delete the numbers "$10,000,000" and "Ten Million Dollars" wherever they appear the substitute therefor the numbers "$15,000,00" and "Fifteen Million Dollars", respectively.

     SECTION 2. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 2 shall have been satisfied, and notice thereof shall have been given by the Agent to Simpson and the Lenders.

     SECTION a. Receipt of Documents. The Agent shall have received all of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Agent, and in form and substance satisfactory to the Agent:

               i. Amendment. This Amendment, duly executed by Simpson, the Agent and the Required Lenders.

               ii. Secretary's Certificate. A certificate of the secretary or an assistant secretary of Simpson, as to (i) resolutions of the Board of Directors of Simpson then in full force and effect authorizing the execution, delivery and performance of this Amendment and each other document described herein, and (ii) the incumbency and signatures of those officers of Simpson authorized to act with respect to this Amendment and each other document described herein.

     SECTION b. Compliance with Warranties, No Default, etc. Both before and after giving effect to the effectiveness of this Amendment, the following statements by Simpson shall be true and correct (and Simpson, by its execution of this Amendment, hereby represents and warrants to the Agent and each Lender that such statements are true and correct as at such times):

               i.   the representations and warranties set forth in
          Article VII of the Credit Agreement shall be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

               ii.  no Default shall have then occurred and be continuing.

     SECTION 3. REPRESENTATIONS AND WARRANTIES. To induce the Lenders and the Agent to enter into this Amendment, Simpson hereby represents and warrants to the Agent and each Lender as follows:

          SECTION a. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by Simpson of this Amendment are within Simpson's corporate powers, have been duly authorized by all necessary corporate action, and do not

               i.   contravene Simpson's Organic Documents;

               ii. contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting Simpson; or

               iii. result in, or require the creation or imposition of, any Lien on any of Simpson's properties.

     SECTION b. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by Simpson of this Amendment.

     SECTION c. Validity, etc. This Amendment constitutes the legal, valid and binding obligation of Simpson enforceable in accordance with its terms.

     SECTION 4.  MISCELLANEOUS.

     SECTION a. Continuing Effectiveness, etc. This Amendment shall be deemed to be an amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     SECTION b. Payment of Costs and Expenses. Simpson agrees to pay on demand all expenses of the Agent (including the fees and out-of-pocket expenses of counsel to the Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     SECTION c. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION d. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     SECTION e. Execution in Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     SECTION f. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     SECTION g. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                     SIMPSON INDUSTRIES, INC.


                                     By______________________________
                                     Title:__________________________


                                     ABN AMRO BANK N.V., Chicago Branch,
                                     individually and as Agent


                                     By______________________________
                                     Title:__________________________


                                     By______________________________
                                     Title:__________________________


                                     COMERICA BANK,
                                     individually and as Documentation Agent


                                     By______________________________
                                     Title:__________________________


                                     HARRIS TRUST AND SAVINGS BANK


                                     By______________________________
                                     Title:__________________________

                                     THE BANK OF NEW YORK


                                     By______________________________
                                     Title:__________________________